                                   EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------------------   X
SECURITIES AND EXCHANGE COMMISSION,                            :
                                                               :
                        Plaintiff,                             :
                                                               :
        - against -                                            :
                                                               :
NORTHSHORE ASSET MANAGEMENT, LLC.,                             :  05 Civ.
ARDENT RESEARCH PARTNERS L.P.,                                 :
ARDENT RESEARCH PARTNERS LTD.,                                 :
SALDUTTI CAPITAL MANAGEMENT, L.P.,                             :
KEVIN KELLEY, ROBERT WILDEMAN,                                 :
and GLENN SHERMAN,                                             :
                                                               :
                        Defendants.                            :
------------------------------------------------------------   X

                              ORDER TO SHOW CAUSE,
                          TEMPORARY-RESTRAINING ORDER,
              AND ORDER FREEZING ASSETS AND GRANTING OTHER RELIEF

            On the Application of Plaintiff Securities and Exchange Commission (the "Commission") for an Order:

            (1) directing Defendants Northshore Asset Management, LLC ("Northshore"), Ardent Research Partners L.P. ("Ardent Domestic"), Ardent Research Partners Ltd. ("Ardent Offshore"), Saldutti Capital Management, L.P. ("SCM"), Kevin Kelley ("Kelley"), Robert Wildeman ("Wildeman"), and Glenn Sherman ("Sherman") (collectively, "the Defendants") to show cause why an order should not be entered, pending a final disposition of this action:

                  (a) preliminarily enjoining

                        (i) the Defendants from violating Section 17(a) of the Securities Act of 1933 ("Securities Act"), 15 U.S.C. Section 77q(a);
      Section 10(b) of the

      Securities Exchange Act of 1934 ("Exchange Act"), 15 U.S.C. Section 78j(b), and Exchange Act Rule 10b-5, 17 C.F.R. Section 240.10b-5; and

                        (ii) Defendants Northshore, SCM, Kelley, Wildeman and

      Sherman from violating Sections 206(1) and 206(2) of the Investment Advisers Act of 1940 ("Advisers Act"), 15 U.S.C. Sections 80b-6(1) and 80b-6(2);

                  (b) freezing the Defendants' assets as specified herein;

                  (c) appointing a receiver for Northshore, SCM, Ardent Domestic, and Ardent Offshore;

                  (d) directing each of the Defendants to provide verified accountings immediately; and

                  (e) prohibiting the destruction or alteration of documents.

            (2) pending adjudication of the foregoing, an Order

                  (a)temporarily restraining the Defendants from violating the aforementioned statutes and rules;

                  (b) temporarily enjoining the Defendants, and their agents, employees, attorneys, or other professionals, and anyone acting in concert with them, from prosecuting or otherwise taking or continuing any action in the Bankruptcy Court for the Northern District of Illinois.

                  (c) freezing the Defendants' assets as specified herein;

                  (d) appointing a temporary receiver for Northshore, SCM, Ardent Domestic, and Ardent Offshore;

                  (e) directing each of the Defendants to provide verified accountings immediately;

                  (f) prohibiting the destruction and alteration of documents;
and

                  (g) providing that the Commission may take expedited discovery in preparation for a hearing on this Order to Show Cause.

            The Court has considered (1) the Complaint filed by the Commission on February 15, 2005; (2) the Declaration of Andrea Hart, executed on February 15, 2005; and (3) the memorandum of law in support of Plaintiff Commission's application.

            Based upon the foregoing documents, the Court finds that a proper showing, as required by Section 20(b) of the Securities Act, Section 21(d) of the Exchange Act, and Section 209 of the Advisers Act, has been made for the relief granted herein, for the following reasons:

            1. It appears from the evidence presented that

                  (a) the Defendants have violated, and, unless temporarily restrained, will continue to violate, Section 17(a) of the Securities Act, and
Section 10(b) of the Exchange Act and Exchange Act Rule 10b-5, as charged in the Complaint;

                  (b) Defendants Northshore and SCM have violated, and Defendants Kelley, Wildeman, and Sherman have aided and abetted Defendants' Northshore's and SCM's violations, and unless temporarily restrained, will continue to violate, or aid and abet violations of, Sections 206(1) and 206(2) of the Advisers Act, as charged in the Complaint.

            2. It appears that an order freezing the Defendants' assets, as specified herein, is necessary to preserve the status quo, and to protect this Court's ability to award equitable relief in the form of disgorgement of illegal profits from fraud and civil penalties, and to preserve the Court's ability to approve a fair distribution for victims of the fraud.

            3. It appears that an order requiring each of the Defendants to provide a verified accounting of all assets, money and property held directly or indirectly by each of the Defendants, or by others for each of their direct and indirect beneficial interest, is necessary to effectuate and ensure compliance with the freeze imposed on the Defendants' assets.

            4. It appears that the Defendants may attempt to destroy, alter or conceal documents.

            5. It appears that the appointment of a temporary receiver is necessary to (i) preserve the status quo, (ii) ascertain the true financial condition of Northshore, SCM, Ardent Domestic, and Ardent Offshore and the disposition of investor funds, (iii) prevent the further misappropriation or misuse of the property and assets of Northshore, SCM, Ardent Domestic, and Ardent Offshore, (iv) prevent the encumbrance or disposal of property or assets of Northshore, SCM, Ardent Domestic, and Ardent Offshore, (v) bring Northshore, SCM, Ardent Domestic, and Ardent Offshore into compliance with the law, and (vi) prevent the Defendants, their attorneys and agents, from utilizing the Chapter 11 bankruptcy process to dissipate or otherwise dispose of the assets of Northshore, SCM, Ardent Domestic, and Ardent Offshore.

            6. Good and sufficient reasons have been shown why procedures other than by notice of motion is necessary.

            7. This Court has jurisdiction over the subject matter of this action and over the Defendants, and venue properly lies in this District.

NOW, THEREFORE,

                                       I.

                  IT IS HEREBY ORDERED that the Defendants show cause, if there be any, to this Court at ____ _.m. on the ____ day of __________ 2005, in Room _____ of the United States Courthouse, ____________________, New York, New York 10007 why this Court should not enter an Order pursuant to Rule 65 of the Federal Rules of Civil Procedure, Section 20 of the Securities Act, Section 21 of the Exchange Act, and Section 209 of the Advisers Act preliminarily enjoining

                  (1) the Defendants from violating Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Exchange Act Rule 10b-5;

                  (2) Defendants Northshore, SCM, Kelley, Wildeman, and Sherman from violating Sections 206(1) and 206(2) of the Advisers Act.

                                      II.

                  IT IS FURTHER ORDERED that the Defendants show cause at that time why this Court should not also enter an Order directing that, pending a final disposition of this action, the Defendants, and each of their financial and brokerage institutions, officers, agents, servants, employees, attorneys-in-fact, and those persons in active concert or participation with them who receive actual notice of such Order by personal service, facsimile service or otherwise, and each of them, hold and retain within their control, and otherwise prevent, any withdrawal, transfer, pledge, encumbrance, assignment, dissipation, concealment or other disposal of any assets, funds, or other property (including money, real or personal property, securities, commodities, choses in action or other property of any kind whatsoever) of, held by, or under the control of the Defendants, whether held in any of their names or for any of their direct or indirect beneficial interest wherever situated, including, but not limited to, all assets, funds, or other properties held in the following accounts:

     ACCOUNT NUMBER                   INSTITUTION                     NAME OF ACCOUNT HOLDER
------------------------   ---------------------------------    ---------------------------------
118-12973-1-6              Banc of America Securities           Ardent Research Partners, L.P.
118-01408-1-4              Banc of America Securities           Ardent Research Partners, L.P.
66198038                   Citigroup Global Markets, Inc.       Ardent Research Partners, L.P.
522-43132-1-2              JP Morgan Chase & Co.                Ardent Research Partners, L.P.
313-12985-1-9              Banc of America Securities           Ardent Research Partners, Ltd.
313-13072-1-1              Banc of America Securities           Ardent Research Partners, Ltd.
7210023771                 Harris Bank                          Northshore Asset Management, LLC
071 000 770 533 034 3739   American National Bank & Trust Co    Northshore Asset Management, LLC
970 01963                  Jeffries & Co. Securities            Northshore Asset MGMT LLC
970 02168                  Jeffries & Co. Securities            Northshore Asset MGMT LLC
374-66019                  Jeffries & Co. Securities            Ardent Research
374-66019                  Nations Banc Montgomery Sec          Ardent Research
374-66019                  Prime Brokerage Service              Ardent Research

                                      III.

                  IT IS FURTHER ORDERED that the Defendants show cause at that time why this Court should not also enter an Order directing that they each file with this Court and serve upon Plaintiff Commission, within three (3) business days, or within such extension of time as the Commission agrees to, a verified written accounting, signed by each of the Defendants, and under penalty of perjury, of:

                  (1) All assets, liabilities and property currently held, directly or indirectly, by or for the benefit of the Defendants, including, without limitation, bank accounts, brokerage accounts, investments, business interests, loans, lines of credit, and real and personal property wherever situated, describing each asset and liability, its current location and amount;

                  (2) All money, property, assets and income received by the Defendants and each of them, or for their direct or indirect benefit, at any time from January 1, 2003 through the date of such accounting, describing the source, amount, disposition and current location of each of the items listed;

                  (3) The names and last known addresses of all bailees, debtors, and other persons and entities that currently are holding the assets, funds or property of the Defendants; and

                  (4) All assets, funds, securities, and real or personal property received by the Defendants, and each of them, or any other person controlled by them, from persons who provided money to the Defendants in connection with the offer, purchase or sale of Ardent Domestic and Ardent Offshore securities, from January 1, 2003 to the date of the accounting, and the disposition of such assets, funds, securities, real or personal property.

                                      IV.

                  IT IS FURTHER ORDERED that the Defendants show cause at that time why this Court should not also enter an Order enjoining and restraining them, and any person or entity acting at their direction or on their behalf, from destroying, altering, concealing or otherwise interfering with the access of the Plaintiff Commission to any and all documents, books, and records, that are in the possession, custody or control of the Defendants, their officers, agents, employees, servants, accountants, financial or brokerage institutions, or attorneys-in-fact, that refer, reflect or relate to the allegations in the Complaint, including, without limitation, documents, books, and records referring, reflecting or relating to the Defendants' finances or business operations, or the offer, purchase or sale of Ardent Domestic and Ardent Offshore securities and the use of proceeds therefrom.

                                       V.

                  IT IS FURTHER ORDERED that the Defendants show cause at that time why this Court should not also enter an Order appointing or continuing the appointment of a receiver for Northshore, SCM, Ardent Domestic, and Ardent Offshore to (1) preserve the status quo, (2) ascertain the financial condition of Northshore, SCM, Ardent Domestic, and Ardent Offshore, and the disposition of investor funds, (3) prevent further dissipation of Northshore, SCM, Ardent Domestic, and Ardent Offshore's property and assets, to prevent loss, damage, and injury to investors, (4) preserve Northshore, SCM, Ardent Domestic, and Ardent Offshore's books, records, and documents, and (5) be available to respond to investor inquiries. To effectuate the foregoing, the temporary receiver would be empowered to:

                  (a) Take and retain immediate possession and control of all of Northshore, SCM, Ardent Domestic, and Ardent Offshore's (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) assets and property, and all books, records, and documents of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), and all of Northshore, SCM, Ardent Domestic, and Ardent Offshore's (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special

                        Situation Fund I; and NSAM Partners) rights and powers with respect thereto;

                  (b) Have exclusive control of, and be made the sole authorized signatory for, all accounts at any bank, brokerage firm or financial institution that has possession or control of any assets or funds of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners);

                  (c) Pay from available funds necessary business expenses required to preserve Northshore, SCM, Ardent Domestic, and Ardent Offshore's (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) assets and property, including the books, records, and documents of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), notwithstanding the asset freeze imposed by paragraph II, above;

                  (d) Take preliminary steps to locate assets that may have been conveyed to third parties or otherwise concealed;

                  (e) Take preliminary steps to ascertain the disposition and use of funds obtained by Northshore, SCM, Ardent Domestic, and Ardent Offshore

                        (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) resulting from the sale of securities issued by Ardent Domestic and Ardent Offshore;

                  (f) Engage and employ persons, including accountants, attorneys and experts, to assist in the carrying out of the temporary receiver's duties and responsibilities hereunder;

                  (g) Appear in the Bankruptcy Court in the Northern District of Illinois and take all necessary actions to preserve the assets of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), and if appropriate, to determine whether to prosecute or seek dismissal of the Chapter 11 case in the Northern District of Illinois, file for relief and protection under the United States Bankruptcy Code on behalf of Ardent Domestic and Ardent Offshore (and each's subsidiaries and affiliates) after notice to all parties in this action;

                  (h) Make, demand, file or otherwise handle any claim under any insurance policy held by or issued on behalf of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), their officers, directors, agents, employees, trustees or other person affiliated with them, and to take any and all steps in connection with such policies;

                  (i) Take discovery in this action without further order of the Court; and

                  (j) Take such further action as the Court shall deem equitable, just and appropriate under the circumstances upon proper application of the temporary receiver.

                                      VI.

                  IT IS FURTHER ORDERED that, pending a hearing and determination of the Commission's Application for Preliminary Injunction, the Defendants, and each of them, their agents, servants, employees, and attorneys-in-fact, and those persons in active concert or participation with them who receive actual notice of this Order by personal service, facsimile service, or otherwise, are temporarily restrained from, directly or indirectly, singly or in concert, in the offer or sale of any security, by use of any means or instruments of transportation or communication in interstate commerce or by use of the mails:

                  (a)   employing any device, scheme or artifice to defraud;

                  (b) obtaining money or property by means of an untrue statement of material fact or omitting to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and

                  (c) engaging in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon the purchaser, in violation of Section 17(a) of the Securities Act.

                                      VII.

                  IT IS FURTHER ORDERED that, pending a hearing and determination of the Commission's Application for Preliminary Injunction, the Defendants, and each of them, their agents, servants, employees, and attorneys-in-fact, and those persons in active concert or participation with them who receive actual notice of this Order by personal service, facsimile service, or otherwise, are temporarily restrained from, directly or indirectly, singly or in concert, in connection with the purchase or sale of any security, by use of the means or instrumentalities of interstate commerce, or of the mails, or of any facility of any national securities exchange:

                  (a)   employing any device, scheme, or artifice to defraud;

                  (b) making any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

                  (c) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person,

in violation of Section 10(b) of the Exchange Act, and Rule 10b-5 thereunder.

                                     VIII.

                  IT IS FURTHER ORDERED that, pending a hearing and determination of the Commission's Application for Preliminary Injunction, the Defendants, and each of them, their agents, servants, employees, and attorneys-in-fact, and those persons in active concert or participation with them who receive actual notice of this Order by personal service, facsimile service, or otherwise, are temporarily restrained from, directly or indirectly, singly or in concert, while acting as an investment adviser or associated person of an investment adviser, by the use of any means or instrumentality of interstate commerce, or of the mails:

                  (a) employing any device, scheme, or artifice to defraud any client or prospective client; or

                  (b) engaging in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon any client or prospective client,

in violation of Sections 206(1) and 206(2) of the Advisers Act.

                                      IX.

                  IT IS FURTHER ORDERED that, pending a hearing and determination of the Commission's Application for a Preliminary Injunction, the Defendants, and each of their financial and brokerage institutions, officers, agents, servants, employees, attorneys-in-fact, and those persons in active concert or participation with them who receive actual notice of such Order by personal service, facsimile service or otherwise, and each of them, hold and retain within their control, and otherwise prevent, any withdrawal, transfer, pledge, encumbrance, assignment, dissipation, concealment or other disposal of any assets, funds, or other property (including money, real or personal property, securities, commodities, choses in action or other property of any kind whatsoever) of, held by, or under the control of the Defendants, whether held in any of their names or for any of their direct or indirect beneficial interest wherever situated, including, but not limited to, all assets, funds, or other properties held in the following accounts:

    ACCOUNT NUMBER                   INSTITUTION                   NAME OF ACCOUNT HOLDER
------------------------   ---------------------------------   ------------------------------
118-12973-1-6              Banc of America Securities          Ardent Research Partners, L.P.
118-01408-1-4              Banc of America Securities          Ardent Research Partners, L.P.
66198038                   Citigroup Global Markets, Inc.      Ardent Research Partners, L.P.
522-43132-1-2              JP Morgan Chase & Co.               Ardent Research Partners, L.P.
313-12985-1-9              Banc of America Securities          Ardent Research Partners, Ltd.
313-13072-1-1              Banc of America Securities          Ardent Research Partners, Ltd.
7210023771                 Harris Bank                         Northshore Asset Management, LLC

    ACCOUNT NUMBER                   INSTITUTION                   NAME OF ACCOUNT HOLDER
------------------------   ---------------------------------   ------------------------------
071 000 770 533 034 3739   American National Bank & Trust Co   Northshore Asset
                                                               Management, LLC
970 01963                  Jeffries & Co. Securities           Northshore Asset
                                                               MGMT LLC
970 02168                  Jeffries & Co. Securities           Northshore Asset
                                                               MGMT LLC
374-66019                  Jeffries & Co. Securities           Ardent Research
374-66019                  Nations Banc Montgomery Sec         Ardent Research
374-66019                  Prime Brokerage Service             Ardent Research

                                       X.

                  IT IS FURTHER ORDERED that, pending a hearing and determination of the Commission's Application for a Preliminary Injunction, the Defendants file with this Court and serve upon Plaintiff Commission, within three (3) business days, or within such extension of time as the Commission agrees to, a verified written accounting signed by each of the Defendants under penalty of perjury, of:

                  (1) All assets, liabilities and property currently held, directly or indirectly, by or for the benefit of the Defendants, including, without limitation, bank accounts, brokerage accounts, investments, business interests, loans, lines of credit, and real and personal property wherever situated, describing each asset and liability, its current location and amount;

                  (2) All money, property, assets and income received by the Defendants, and each of them, or for their direct or indirect benefit, at any time from January 1, 2003 through the date of such accounting, describing the source, amount, disposition and current location of each of the items listed;

                  (3) The names and last known addresses of all bailees, debtors, and other persons and entities that currently are holding the assets, funds or property of the Defendants; and

                  (4) All assets, funds, securities, and real or personal property received by the Defendants, and each of them, or any other person controlled by them, from persons who provided money to the Defendants in connection with the offer, purchase or sale of Ardent Domestic and Ardent Offshore securities, from January 1, 2003 to the date of the accounting, and the disposition of such assets, funds, securities, real or personal property.

                                      XI.

                  IT IS FURTHER ORDERED that, pending a hearing and determination of the Commission's Application for a Preliminary Injunction, the Defendants, and any person or entity acting at their direction or on their behalf, be and hereby are enjoined and restrained from destroying, altering, concealing or otherwise interfering with the access of Plaintiff Commission to any and all documents, books, and records that are in the possession, custody or control of the Defendants, their officers, agents, employees, servants, accountants, financial or brokerage institutions, or attorneys-in-fact, that refer, reflect or relate to the allegations in the Complaint, including, without limitation, documents, books and records referring, reflecting or relating to the Defendants' finances or business operations, or the offer, purchase, or sale of Ardent Domestic and Ardent Offshore securities and the use of proceeds therefrom.

                                      XII.

                  IT IS FURTHER ORDERED, that Arthur Steinberg, Esq., pending further order of this Court, be and hereby is appointed to act as temporary receiver for Northshore, SCM, Ardent Domestic, and Ardent Offshore to (1) preserve the status quo, (2) ascertain the financial condition of Northshore, SCM, Ardent Domestic, and Ardent Offshore, and the disposition of investor funds, (3) prevent further dissipation of Northshore's, SCM's, Ardent Domestic's, and Ardent Offshore's property and assets, to prevent loss, damage, and injury to investors, (4) preserve Northshore, SCM, Ardent Domestic, and Ardent Offshore's books, records, and documents, and (5) be available to respond to investor inquiries. To effectuate the foregoing, the temporary receiver is hereby empowered to:

                  (a) Take and retain immediate possession and control of all of Northshore, SCM, Ardent Domestic, and Ardent Offshore's (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) assets and property, and all books, records, and documents of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), and all of Northshore, SCM, Ardent Domestic, and Ardent Offshore's (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) rights and powers with respect thereto;

                  (b) Have exclusive control of, and be made the sole authorized signatory for, all accounts at any bank, brokerage firm or financial institution that has possession or control of any assets or funds of Northshore, SCM, Ardent

                        Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners);

                  (c) Pay from available funds necessary business expenses required to preserve Northshore's, SCM's, Ardent Domestic's, and Ardent Offshore's (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) assets and property, including the books, records, and documents of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), notwithstanding the asset freeze imposed by paragraph IX, above;

                  (d) Take preliminary steps to locate assets that may have been conveyed to third parties or otherwise concealed;

                  (e) Take preliminary steps to ascertain the disposition and use of funds obtained by Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners) resulting from the sale of securities issued by Ardent Domestic and Ardent Offshore;

                  (f) Engage and employ persons, including accountants, attorneys and experts, to assist in the carrying out of the temporary receiver's duties and responsibilities hereunder;

                  (g) Appear in the Bankruptcy Court in the Northern District of Illinois and take all necessary actions to preserve the assets of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), and if appropriate, to determine whether to prosecute or seek dismissal of the Chapter 11 case in the Northern District of Illinois, file for relief and protection under the Federal Bankruptcy Code on behalf of Ardent Domestic and Ardent Offshore (and each's subsidiaries and affiliates) after notice to all parties in this action;

                  (h) Make, demand, file or otherwise handle any claim under any insurance policy held by or issued on behalf of Northshore, SCM, Ardent Domestic, and Ardent Offshore (and each's subsidiaries and affiliates, including, but not limited to, NSCT, LLC; NSCT, LLC-CTC; Astor Fund, LLC; NS Global Opp Fund; NS Special Situation Fund I; and NSAM Partners), their officers, directors, agents, employees, trustees or other person affiliated with them, and to take any and all steps in connection with such policies;

                  (i) Take discovery in this action without further order of the Court; and

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

                  (j) Take such further action as the Court shall deem equitable, just and appropriate under the circumstances upon proper application of the temporary receiver.

                                     XIII.

                  IT IS FURTHER ORDERED that the temporary receiver and all persons who may be engaged or employed by the temporary receiver to assist him in carrying out his duties and obligations hereunder shall not be liable for any act or omission of the temporary receiver or such person, respectively, or any of their partners, employees, or agents, unless it shall be proven that the temporary receiver or such other person in bad faith acted or omitted to act. This provision shall apply to claims based on conduct during the term of any agreement that may be entered into between the temporary receiver and any other person who may be engaged or employed by the temporary receiver hereunder, even if such claims are filed after the termination of any such agreement.

                                      XIV.

                  IT IS FURTHER ORDERED that the Northshore, Ardent Domestic, Ardent Offshore and SCM shall pay the reasonable costs, fees and expenses of the temporary receiver incurred in connection with the performance of his respective duties described herein, including, but not limited to, the reasonable costs, fees and expenses of all persons who may be engaged or employed by the temporary receiver to assist him in carrying out his duties and obligations. The temporary receiver shall be compensated at a rate of $500 per hour for receivership work, $695 for legal services. All applications for costs, fees and expenses of the temporary receiver and those employed by him shall be made by application to the Court setting forth in reasonable detail the nature of such costs, fees and expenses.

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

                                      XV.

                  IT IS FURTHER ORDERED that discovery is expedited as follows: pursuant to Rules 26, 30, 31, 33, 34, 36 and 45 of the Federal Rules of Civil Procedure ("F.R.C.P."), and without the requirement of a meeting pursuant to F.R.C.P. 26(f), the Commission may:

                  (1) Take depositions, subject to three (3) days' notice by facsimile or otherwise;

                  (2) Obtain the production of documents, within three (3) days from service by facsimile or otherwise of a request or subpoena, from the Defendants, or any other persons or entities, including non-party witnesses;

                  (3) Obtain other discovery from the Defendants, including further interrogatories and requests for admissions, within three (3) days from the date of service by facsimile or otherwise of such other discovery requests, interrogatories, or requests for admissions; and

                  (4) Service of any discovery requests, notices, or subpoenas may be made by personal service, facsimile, overnight courier, or first-class mail.

                                      XVI.

                  IT IS FURTHER ORDERED that a copy of this Order and the papers supporting the Commission's Application be served upon the Defendants on or before 5:00 p.m., January 17, 2005, by personal delivery, facsimile, overnight courier, or first-class mail.

                                     XVII.

                  IT IS FURTHER ORDERED that the Defendants shall deliver any opposing papers by hand in response to the Order to Show Cause above no later than February 24, 2005, at 4:00 p.m. Service shall be made by delivering the papers, by that date and time, to the Northeast Regional Office of the Commission at 233 Broadway, 6th Floor, New York, New York 10279,

Attn: Jack Kaufman, Esq., or such other place as counsel for the Commission may direct in writing. The Commission shall serve, on the Commission on the return date, any reply papers upon the Defendants, or upon their counsel, if counsel shall have made an appearance in this action then.

                                     XVIII.

                  IT IS FURTHER ORDERED that this Order shall be, and is, binding upon the Defendants, and each of their officers, agents, servants, employees and attorneys-in-fact, and those persons in active concert or participation with them who receive actual notice of this Order by personal service, facsimile service, or otherwise.

                                               ________________________________
                                               UNITED STATES DISTRICT JUDGE

Issued at: 3:10 p.m.
February 16, 2005
New York, New York

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